Exhibit 10.14

Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

08\H3O1008

Table of Contents

		Page
Article

I	Coverage	1

II	Commencement and Termination	1

III	Concurrency of Conditions	3

IV	Reinsurance Premium	3

V	Loss Notices and Settlements	4

VI	Late Payments	4

VII	Offset (BRMA 36C)	5

VIII	Access to Records (BRMA 1D)	5

IX	Errors and Omissions (BRMA 14F)	6

X	Currency (BRMA 12A)	6

XI	Taxes (BRMA 50B)	6

XII	Federal Excise Tax (BRMA 17D)	6

XIII	Collateral	6

XIV	Collateral Release	7

XV	Insolvency	8

XVI	Arbitration	9

XVII	Service of Suit (BRMA 49C)	10

XVIII	Governing Law (BRMA 71B)	10

XIX	Confidentiality	11

XX	Entire Agreement	11

XXI	Severability (BRMA 72E)	11

XXII	Agency Agreement (BRMA 73A)	11

XXIII	Notices and Contract Execution	11

XXIV	Intermediary (BRMA 23A)	12

	Schedule A

	Schedule B

08\H3O1008

Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Coverage

By this Contract the Reinsurer agrees to indemnify the Company for 100% of any reinstatement premium which the Company pays or becomes liable to pay as a result of loss occurrences commencing during the term of this Contract under the provisions of the Second Excess Layer of reinsurance coverage provided by the Company’s Excess Catastrophe Reinsurance Contract, effective June 1, 2008 (hereinafter referred to as the “Underlying Contract” and described in Schedule A attached to and forming part of this Contract), subject to the terms and conditions set forth herein.

Article II - Commencement and Termination

A.	This Contract shall become effective on June 1, 2008, with respect to reinstatement premium payable by the Company under the provisions of the Underlying Contract as a result of losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate the Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. However, as respects subparagraphs 1, 2 and 3 below, the Company may only terminate the Reinsurer’s percentage share in this Contract if the Reinsurer has not fully funded its share of

08\H3O1008 Page 1

outstanding liabilities via a Trust Account in accordance with the provisions of the Collateral Article and the Collateral Release Article. To terminate the Reinsurer’s percentage share in this Contract, the Company must give the Reinsurer written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, which may be a date that is retroactively applied up to a maximum of 65 days prior to the date of applicable public announcement or discovery, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Reinsurer’s policyholders’ surplus (or its equivalent under the Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

2.	The Reinsurer’s policyholders’ surplus (or its equivalent under the Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Reinsurer to cease writing business; or

6.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

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Article III - Concurrency of Conditions

A.	It is agreed that this Contract will follow the terms, conditions, exclusions, definitions, warranties and settlements of the Company under the Underlying Contract which are not inconsistent with the provisions of this Contract.

B.	The Company shall advise the Reinsurer of any material changes in the Underlying Contract which may affect the liability of the Reinsurer under this Contract.

Article IV - Reinsurance Premium

A.	As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer the product of the following:

1.	1.04348; times

2.	The final adjusted Rate on Line for the Second Excess Layer under the Underlying Contract; times

3.	The final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract.

“Final adjusted Rate on Line” as used herein shall mean the final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract divided by the amount shown as “Reinsurer’s Per Occurrence Limit” in Schedule A attached hereto.

B.	The Company shall pay the Reinsurer a deposit premium of $1,583,550, payable in four installments. The first and second installments of $316,710 are due on June 1 and September 1 of 2008. The third and fourth installments of $475,065 are due on December 1, 2008 and March 1, 2009.

C.	In the event the Reinsurer’s participation in this Contract is terminated under the provisions of paragraph B of the Commencement and Termination Article:

1.	No deposit premium installment shall be due after the effective date of termination;

2.	The Reinsurer shall be due a pro rata portion of the deposit premium as of the effective date of termination; and

3.	The adjusted premium shall be calculated by dividing the number of days the Reinsurer participated on this Contract by the number of days of the original term of this Contract, and multiplying the quotient thereof by the Reinsurer’s percentage share of the final reinsurance premium calculated in accordance with paragraph A above. Any premium paid to the Reinsurer in excess of the adjusted premium shall be returned to the Company as promptly as possible after the effective date of termination.

D.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide

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a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraphs A and C above, and any additional premium due the Reinsurer or return premium due the Company shall be promptly remitted.

Article V - Loss Notices and Settlements

A.	Whenever reinstatement premium settlements made by the Company under the Underlying Contract appear likely to result in a claim hereunder, the Company shall notify the Reinsurer. The Company will advise the Reinsurer of all subsequent developments relating to such claims that, in the opinion of the Company, may materially affect the position of the Reinsurer.

B.	All reinstatement premium settlements made by the Company under the Underlying Contract, provided they are within the terms of the Underlying Contract and within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.

Article VI - Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

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2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting the Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article VII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article VIII - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

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Article IX - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article X - Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XI - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XII - Federal Excise Tax (BRMA 17D)

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XIII - Collateral

A.	On or before August 10, 2008, the Reinsurer (as Grantor) shall enter into a Trust Agreement (the “Trust Agreement”) with the Company (as Beneficiary) and a trustee, pursuant to which the Reinsurer shall establish collateral in the form of eligible Assets deposited and held in a Trust Account, with such Assets having a market value greater than or equal to the Reinsurance Limit (less any unpaid Net Reinsurance Premium payable to the Reinsurer as of that date), as determined in accordance with the provisions of paragraphs E and F below.

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B.	The Company agrees that if the Reinsurer makes indemnity payment(s) to the Company under this Contract, the Reinsurer may withdraw Assets from the Trust Account, reducing the market value of Assets in the Trust Account to an amount at least equal to the unused Reinsurance Limit (less any unpaid Net Reinsurance Premium payable to the Reinsurer as of that date), in accordance with the provisions of the Trust Agreement.

C.	The Assets may be used at the Company’s option to make payment to and reimburse the Company for reinstatement premium for which the Reinsurer is responsible under this Contract that is due to the Company but unpaid by the Reinsurer.

D.	Except as provided in the Collateral Release Article, the Company agrees to release the Assets in the Trust Account required under this Article promptly as provided in the Trust Agreement.

E.	“Reinsurance Limit” shall be the final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract. However, until such final adjusted premium is determined, the Assets deposited and held in the Trust Account in accordance with the provisions of paragraph A above shall have a market value greater than or equal to a provisional Reinsurance Limit of $4,398,750.

F.	“Net Reinsurance Premium” shall be the reinsurance premium due under this Contract, computed in accordance with the Reinsurance Premium Article, net of brokerage and applicable Federal Excise Tax.

Article XIV - Collateral Release

A.	On the termination or expiration of this Contract, if the Trust Agreement has not yet been terminated, the Reinsurer and the Company shall determine, on a monthly basis, how much, if any, of the Assets shall be released to the Reinsurer from the Trust Account, as follows:

For each potentially covered loss under this Contract, the Company shall multiply the Loss Amount under the Underlying Contract [the sum of (i) losses and allocated loss expense paid but not yet recovered from the Reinsurer, (ii) reserves for losses reported and outstanding and (iii) reserves for losses incurred but not reported] by the appropriate Buffer Loss Factor from the table below, based upon the type of loss occurrence under the Underlying Contract and the number of months which have elapsed since the event. The product of this calculation shall be defined as the Buffer Loss Amount (“BLA”).

1.	The BLA will then be reduced by:

a.	Recoveries from inuring reinsurance; and

b.	The $13,250,000 shown as “Company’s Retention” in Schedule A attached hereto to compute its contribution to the Original Ultimate Net Loss. The Original Ultimate Net Loss will equal the sum of these contributions.

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2.	The Reinsurer’s Obligation will equal:

a.	The Original Ultimate Net Loss; times

b.	The final adjusted Rate on Line of the Underlying Contract; less

c.	Any paid losses previously collected by the Company under this Contract.

Until the final adjustment is made, this Rate on Line will be estimated to be 34.5%.

3.	An amount equal to the Reinsurer’s Obligation shall be maintained in the Trust Account and any excess in the Trust Account over such amount shall be released to the Reinsurer.

Buffer Loss Factor Table
Number of Calendar Months Since Date of Loss Occurrence	Windstorm	Earthquake	Other
0 to 3	200%	300%	250%
3 to 6	150%	200%	175%
6 to 9	125%	175%	150%
9 to 12	110%	150%	130%
12 to 15	105%	125%	115%
15 to 18	100%	120%	110%
Thereafter	100%	100%	100%

B.	So long as there are any Assets on deposit in the Trust Account, the Company shall perform this calculation within seven business days after the end of each calendar month and deliver a report (substantially in the form of the table in Schedule B attached hereto), to the Reinsurer and the trustee named in the Trust Agreement. The Assets in the Trust Account will be adjusted monthly based on this calculation. To the extent that the calculation indicates that any Assets in the Trust Account may be withdrawn, the Company will send a withdrawal notice to the trustee naming the Reinsurer as the Designee. On the other hand, in the event that the calculations indicate that additional collateral is required, the Reinsurer will have seven business days from the receipt of the report to deposit the required sum into the Trust Account.

C.	Notwithstanding the aforementioned, at December 31, 2008, the Reinsurer and the Company agree to consider the release of collateral. The intention is to release collateral for all limits for which there is essentially no possibility of loss from past or future events before the expiration of this Contract. All collateral securing what the Reinsurer and the Company agree are unreachable limits will be released within three business days.

Article XV - Insolvency

A.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or

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statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XVI - Arbitration

A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the

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Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XVII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XVIII - Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

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Article XIX - Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s outside auditors, legal counsel, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XX - Entire Agreement

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

Article XXI - Severability (BRMA 72E)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article XXII - Agency Agreement (BRMA 73A)

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXIII - Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

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2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXIV - Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Port St. Lucie, Florida, this      day of                      in the year         .

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

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Schedule A

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Second Excess
Company’s Retention	$13,250,000
Reinsurer’s Per Occurrence Limit	$12,750,000
Reinsurer’s Term Limit	$25,500,000
Contract Minimum Premium	$3,519,000
Adjustment Rate	0.06624%
Contract Deposit Premium	$4,398,750

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Schedule B

Collateral Calculation Table

Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Collateral Asset Adjustment Calculations as of
Line No.	Col. 1	Col. 2	Col. 3	Col. 4	Col.5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $13,250,000 Retention	(Note 1) Balance Col. 7 - Col. 8 (maximum of $13,250,000)
1A								$(13,250,000)
1B								$(13,250,000)
1C								$(13,250,000)
1D								$(13,250,000)
1E								$(13,250,000)
1F								$(13,250,000)

2	Original Ultimate Net Loss (Sum of Col. 9)

3	Reinsurer’s Obligation - The Final Adjusted Rate on Line of the Original Contract multiplied by line 2 (Note 2)

NOTE: If the amount exceeds $4,398,750, insert the Reinsurance Limit. If the amount is less than zero, insert zero

4	Collateral in the Trust

5	Collateral Adjustment - Line 3 minus Line 4 (a negative number indicates the amount by which the collateral must be reduced)

Note 1: If the Balance is zero or a negative number, put zero since such Loss Occurrence does not contribute to the RPP loss.

Note 2: Until the Final Adjustment is made, the final adjusted Rate on Line of the Underlying Contract will be estimated to be 34.5%.

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